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                                                                Exhibit 6




May 1, 2000


Board of Directors

Canada Life Insurance Company of America
6201 Powers Ferry Road, NW
Atlanta, GA 30339

        RE:    CANADA LIFE INSURANCE COMPANY OF AMERICA
               CANADA LIFE OF AMERICA VARIABLE LIFE ACCOUNT 1
               FILE NOS. 333-90449/811-09667

Directors:

In my capacity as actuary to Canada Life Insurance Company of America (the "Company"), I have provided actuarial advice concerning and participated in the design of the Company's flexible premium variable life insurance policies (the "Policies"). I have also provided actuarial advice concerning the preparation of pre-effective amendment number one to the Form S-6 registration statement for the Policies (File No. 333-90449) and Canada Life of America Variable Life Account 1 (the "Account") in connection with the registration of an indefinite amount of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is my professional opinion that:


1. The illustrations of death benefits, policy values, and accumulated payments in Appendix D of the prospectus included in the registration statement for the Policies (the "Prospectus"), based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear correspondingly more favorable to prospective purchasers of Policies ages 35 and 45 in the underwriting classes illustrated than to prospective purchasers of Policies at other ages and underwriting classes.



2. The Prospectus information contained in the examples illustrating the calculation of death benefits under different death benefit options are consistent with the provisions of the Policies.



3. The maximum monthly expense charges, as set forth per $1000 of face amount in Appendix G of the Prospectus, as well as the computation of such charges, are consistent with the provisions of the Policies, and accurately depict actual monthly expense charges deducted under the Policies.


I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

Sincerely,


/s/ PAUL MYERS


Paul Myers, FSA, MAAA Actuary